EXHIBIT 22



                                  SUBSIDIARIES


                                    STATE OF            PERCENTAGE AND NATURE
NAME                                OF INCORPORATION         OF OWNERSHIP
----                                ----------------         ------------
Medical Nutrition, Inc.             New Jersey               100%; Direct
Holistic Products Corp.             Delaware                 100%;  Direct
NutraPet Labs, Inc.                 Delaware                  62%; Direct




                          The MNI Group - Form 10K - 46